Exhibit (21)

LIST OF SUBSIDIARIES

100% Owned Subsidiaries of EastGroup Properties, Inc.

     EastGroup Properties General Partners, Inc.
     EastGroup Properties Holdings, Inc.
     EastGroup TRS, Inc.

Partnerships and LLC's with Partners and Members Indented:

     EastGroup Properties, LP
          99% EastGroup Properties Holdings, Inc.
          1% EastGroup Properties General Partners, Inc.
     EastGroup Property Services, LLC
          100% EastGroup Properties, LP
     EastGroup Property Services of Florida, LLC
          100% EastGroup Property Services, LLC
     EastGroup Jacksonville, LLC
          100% EastGroup Properties, LP
     EastGroup Kearn Creek, LLC
          100% EastGroup Properties, LP
     55 Castilian, LLC
          80% EastGroup Properties, LP
          20% BDC Castilian, LLC
     Sample I-95 Associates
          99% EastGroup Properties, LP
          1% EastGroup Properties General Partners, Inc.
     University Business Center Associates
          80% Profit interest EastGroup Properties, LP
          49% Capital interest EastGroup Properties, LP
          31% Capital interest EastGroup Properties, Inc.
          20% JCB Limited

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